INDEPENDENT AUDITORS' CONSENT

The American Funds Income Series - U.S. Government Securities Fund
We consent to (a) the use in this Post-Effective Amendment No. 26 to Registration Statement No. 811-4318 on Form N-1A of our report dated October
2, 2001 appearing in the Financial Statements which are included in Part B, the Statement of Additional Information of such Registration Statement, (b) the references to us under the heading "General Information" in such Statement of Additional Information and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
Los Angeles, California
October 26, 2001